SUB-ITEM 77I

MFS Blended Research Core Equity Fund, a series of MFS Series Trust XI (the "Trust"), redesignated Class W Shares as Class R5 Shares effective May 30, 2012, as described in the fund's Summary Prospectus dated January 28, 2012, as amended May 30, 2012, and in the supplement to the fund's then current prospectus, each as filed with the Securities and Exchange Commission via EDGAR on May 30, 2012, under Rule 497 under the Securities and Exchange Act of 1933. Such descriptions are incorporated herein by reference.